UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013 the Board of Directors (the “Board”) of Pandora Media, Inc. (the “Company”) announced the election of Elizabeth A. Nelson to serve as a new member of the Board and its Audit Committee, effective as of July 15, 2013 (the “Effective Date”). In connection with Ms. Nelson’s election, the Board increased the size of the Board to eight directors, and Ms. Nelson joined the Board as a new Class II director.

Consistent with the Company’s non-employee director compensation currently in effect, Ms. Nelson will receive pro-rated cash retainers for her Board and Audit Committee service (which are currently $40,000 and $12,500, respectively, on an annual basis). The Board approved the grant of a pro-rated equity grant to Ms. Nelson, resulting in the grant of RSUs with a fair market value on the date of grant equal to $175,000, which will vest in full on June 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: July 17, 2013	By:	/s/ Delida Costin
Delida Costin
Senior Vice President, General Counsel and Secretary

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